As filed with the Securities and Exchange Commission on June 9, 2011
     Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
Registration Statement Under The Securities Act of 1933
IXYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	77-0140882
(State or other jurisdiction	(I.R.S. Employer
incorporation or organization)	Identification No.)
1590 Buckeye Drive
Milpitas, California 95035-7418
(408) 457-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan
(Full title of Plan)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
	Amount To	Offering Price	Offering(2)	Registration Fee
Title of Securities to be Registered	Be Registered(1)	Per Share(2)	Price	(3)
Common Stock ($0.01 par value) issuable under the IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan	350,000	$12.74	$4,459,000	$517.69

(1)	Represents the additional number of shares of IXYS Corporation’s (the “Registrant”) common stock that may be issued under the IXYS Corporation 1999 Employee Stock Purchase Plan (the “Plan”) to eligible employees of the Registrant or its affiliates that have not been previously registered. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the Play by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined based upon the average of the high and low sale prices of shares of the Registrant’s common stock reported on the Nasdaq Global Select Market on June 6, 2011.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. EXHIBITS
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1

INTRODUCTION
     This Registration Statement relates to the registration of additional securities under the IXYS Corporation 1999 Employee Stock Purchase Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statement on From S-8, Commission File No. 333-96081, filed by IXYS Corporation on February 3, 2000, with the Securities and Exchange Commission (the “SEC) related to the Plan are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. EXHIBITS

Exhibit No.	Description

5.1	Opinion of Manatt, Phelps & Phillips, LLP*

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Manatt, Phelps & Phillips LLP (included in Exhibit 5.1)

24.1	Power of Attorney is contained on page 3 of this Registration Statement

99.1	IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan (filed November 3, 2010 as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (No. 000-26124) and incorporated herein by reference)

*	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California on this June 9, 2011.

IXYS CORPORATION
By:	/s/ Nathan Zommer
Nathan Zommer
Chairman and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mr. James Jones, Mr. Uzi Sasson and Mr. Nathan Zommer, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nathan Zommer Nathan Zommer	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2011

/s/ Uzi Sasson Uzi Sasson	President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 9, 2011

/s/ Donald L. Feucht Donald L. Feucht	Director	June 9, 2011

/s/ Samuel Kory Samuel Kory	Director	June 9, 2011

/s/ S. Joon Lee S. Joon Lee	Director	June 9, 2011

/s/ Timothy A. Richardson Timothy A. Richardson	Director	June 9, 2011

Signature	Title	Date

/s/ James M. Thorburn James M. Thorburn	Director	June 9, 2011

/s/ Kenneth D. Wong Kenneth D. Wong	Director	June 9, 2011

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Manatt, Phelps & Phillips, LLP*

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Manatt, Phelps & Phillips LLP (included in Exhibit 5.1)

24.1	Power of Attorney is contained on page 3 of this Registration Statement

99.1	IXYS Corporation Amended and Restated 1999 Employee Stock Purchase Plan (filed November 3, 2010 as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (No. 000-26124) and incorporated herein by reference)

*	Filed herewith.

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